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                                                                    EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report on Einstein/Noah Bagel Corp. dated July 16, 1996 included in or made a part of this Current Report on Form 8-K.


Denver, Colorado
August 28, 1996

                                   /s/ Arthur Andersen LLP